Exhibit 99.2

Fourth Quarter 2010 Earnings Supplemental Information TNS, Inc.

Forward Looking Statements 2 The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; uncertainties related to the updated international tax planning strategy implemented by the Company; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, longer than expected sales cycles, customer delays in migration, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control, including fluctuations in foreign exchange rates and the continuing impact of the current economic conditions; the Company’s ability to identify, execute or effectively integrate acquisitions; increases in the prices charged by telecommunication providers for services used by the Company; the Company’s ability to adapt to changing technology; the Company’s ability to refinance its senior secured credit facility and its ability to borrow funds in amounts sufficient to enable it to service its debt or meet its working capital and capital expenditure requirements; additional costs related to compliance with any Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K dated March 16, 2010 as filed with the SEC. In addition, the statements made in this supplemental information are made as of February 28, 2011. The Company expects that subsequent events or developments will cause its views to change. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 28, 2011.

TNS Divisions 3

Q4:10 Financial Overview 4 Non-GAAP measure. Please see fourth quarter 2010 press release for reconciliation to comparable GAAP measures. Included in fourth quarter 2010 results are non-cash accelerated depreciation charge of $1.1 million, or $(0.03) per share, associated with certain network assets as part of the CSG integration. Excluding this charge, fourth quarter 2010 adjusted earnings would have been $15.5 million, or $0.59 per share. $ in millions, except per share amounts

Balance Sheet Highlights 5 Cash and Cash Equivalents $56.7 $32.5 Total Current Assets $158.1 $162.9 Current Ratio 1.55x 1.39x Net Property and Equipment $135.4 $125.6 Total Assets $644.7 $601.4 Current and Long-Term Debt, net (1) $403.6 $369.7 Stockholders’ Equity $115.3 $121.3 Total Debt/Capitalization 77.9% 75.4% Total Liabilities and Equity $644.7 $601.4 Common Shares Outstanding 25.4 25.8 Actual 12/31/10 12/31/09 Current and long-term debt shown is net of the unamortized portion of the Original Issue Discount of $3.9 million and $4.7 million as of December 31, 2010 and December 31, 2009, respectively. Gross debt outstanding at September 30, 2010 and December 31, 2009 is $407.5 million and $374.4 million, respectively. Amounts in millions

2011 Outlook 6 Non-GAAP measure. Please see fourth quarter 2010 press release for reconciliation to comparable GAAP measures. Excluded from expenses in 2010 is $1.3 million, or $0.03 per share, in pre-tax charges related to severance . Excluded from expenses in 2010 and 2011 are $5.4 million, or $0.17 per share and $0.7 million, or $0.02 per share in pre -tax charges, of accelerated depreciation related to the CSG integration, respectively. Excluded from expenses in 2010 is a $0.7 million pre-tax charge, or $0.02 per share, related to Cequint acquisition costs expensed in accordance with the provisions of FASB ASC 805, Business Combinations $ in millions, except per share amounts

Adjusted Earnings Per Share Bridge 7 Proprietary & Confidential Midpoints of outlook ranges